SECURITIES AND EXCHANGE COMMISSION

                      Washington, D.C. 20549

                             FORM 8-K

                          CURRENT REPORT

                Pursuant to Section 13 or 15(d) of
                    the Securities Act of 1934

                          April 9, 1998

                      TAYCO DEVELOPMENTS, INC.
        (Exact name of registrant as specified in charter)

    New York                2-15966                 16-0835557

(State or other        (Commission File          (IRS Employer
 jurisdiction of            Number)           Identification No.)
  incorporation)

100 Taylor Drive, North Tonawanda, NEW YORK             14120-0748
(Address of Principal Executive Offices)                Zip Code

Registrant's telephone number, including area code -  716-694-0877



Item 4.     Changes in Registrant's Certifying Accountant

(a)     By unanimous consent of the Board of Directors of Tayco
Developments, Inc. (the "Registrant") on April 9, 1998, the
Registrant engaged the accounting firm of Lumsden & McCormick as independent accountants for the Registrant effective April 9, 1998.

(b) The Board of Directors approved by unanimous consent, and voted to dismiss the accounting firm of J.D. Elliott & Co., P.C.
from further service to the Company effective April 9, 1998.

(c) During the two most recent fiscal years ending June 30, 1996 and 1997 (there having been no professional services rendered during the interim periods this present fiscal year ending June 30,
1998) there have been no disagreements with J.D. Elliott & Co., P.C. on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure or any reportable event.

(d) J.D. Elliott & Co., P.C.'s report on the Financial Statements for the past two fiscal years contained no adverse opinion or disclaimer of opinion. However, the Board of Directors decided after careful consideration and review of accounting and auditing fees that it would be economically advantageous for the Company to obtain the service of another accounting firm.

(e) The Registrant has requested that J.D. Elliott & Co., P.C. furnish it with a letter addressed to the Securities and Exchange
Commission stating whether it agrees with the above statements.

        A copy of the Company's letter to J.D. Elliott & Co., P.C. dated April 9, 1998 and copies of the letters dated April 13, 1998 of J.D. Elliott & Co., P.C. to the Company and the Commission are attached as Exhibits 16(i), 16(ii), and 16(iii) respectively to this Form 8-K.

                            SIGNATURES
     Pursuant to the requirements of the Securities Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                         Tayco Developments, Inc.

Date:  April 9, 1998                     by: /s/Douglas P. Taylor
                                              Douglas P. Taylor